Exhibit 31.1

CERTIFICATION

I, Brendan Bond, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of SCE Recovery Funding LLC (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by Southern California Edison Company, as Servicer, and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and the servicer has fulfilled its obligations under both the Recovery Property Servicing Agreement dated as of February 24, 2021 between SCE Recovery Funding LLC, as the Issuing Entity, and the Servicer, as amended, the Recovery Property Servicing Agreement dated as of February 15, 2022 between SCE Recovery Funding LLC, as the Issuing Entity, and the Servicer, as amended, and the Recovery Property Servicing Agreement dated as of April 27, 2023 between SCE Recovery Funding LLC, as the Issuing Entity, and the Servicer, in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and the related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rule 13a-18 and 15d-18 have been included as an exhibit to this report.

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee.

Date: March 14, 2025

SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

/s/ Brendan Bond
Name: Brendan Bond
Title: Vice President and Treasurer
(Senior Officer in Charge of the Servicing Function)